Exhibit 4.4(c)

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of [The Depository Trust Company, a New York corporation (“DTC”)] to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [Cede & Co.] or in such other name as is requested by an authorized representative of [DTC] (and any payment is made to [Cede & Co.] or to such other entity as is requested by an authorized representative of [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof has an interest herein.]

REGISTERED
	BB&T Corporation	Principal Amount: $
No.	Medium-Term Note, Series H (Subordinated)	CUSIP No.
	(Global Original Issue Discount Zero Coupon Note)	[Common Code]
[ISIN No.]

ORIGINAL ISSUE DATE: MATURITY DATE:

OTHER TERMS: REDEMPTION TERMS:

ORIGINAL ISSUE DISCOUNT: YIELD TO MATURITY:

SPECIFIED CURRENCY:

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE AND THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE.

BB&T CORPORATION, a corporation duly organized and existing under the laws of North Carolina (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                 or registered assigns, the principal amount of                                     [DOLLARS ($            )] on the maturity date shown above (“Maturity Date”).

The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Maturity Date, and in such case the overdue principal of this Note shall bear interest at a rate which is equivalent to the Yield to Maturity stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the Maturity Date or the date payment is due upon acceleration or redemption, as the case may be, to, but excluding, the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable upon demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the same rate as the interest on the overdue principal (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to, but excluding, the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. In the event that any Maturity Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date, and no interest will accrue for the period from and after such Maturity Date to such next following Business Day. In the event that any Redemption Date is not a Business Day, such Redemption Date shall be postponed to the next day that is a Business Day, and no interest will accrue for the period from and after that Redemption Date to such next succeeding Business Day. Unless otherwise specified on the face hereof, payment of the principal of (and premium, if any) on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds upon presentation of this Note to [The Depository Trust Company], as depositary, or its nominee or registered assigns as the registered owner of this Note; provided, however, that the Company may, at its option, pay principal and any premium and interest with respect to any Registered Note by mailing a check to the address of the Person entitled to payment as it appears on the Security Register, except that a holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the applicable Paying Agent not later than 10 Business Days prior to the applicable payment date.

The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars, unless a different Specified Currency is indicated on the face hereof. If the Specified Currency for this Note is other than U.S. dollars and The Depository Trust Company is the Depositary, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars. If the Specified Currency is other than U.S. dollars and The Depository Trust Company is not the Depositary, all payments in respect of this Note shall be in such Specified Currency, unless otherwise specified on the face hereof. If this Note has a Specified Currency other than U.S. dollars and The Depository Trust Company is the Depositary, the amount of any U.S. dollar payment will be based on the bid quoted by the exchange rate agent for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date and on the aggregate amount of the Specified Currency payable to the holder of this Note scheduled to receive such payments. The bid quotation will be as of 11:00 a.m., London time, on the second business day preceding the applicable payment date on which banks are open for business in London and New York City. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If these bids are not available, payment of the aggregate amount due to all holders on the payment date will be in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on this Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on this Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments due such holder.

If this Note has a Specified Currency other than U.S. dollars and The Depository Trust Company is the Depositary, the holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the applicable Paying Agent not later than 15 calendar days prior to the applicable payment date, subject to certain exceptions. That election will remain in effect until revoked by written notice to the Paying Agent received no later than 15 calendar days prior to the applicable payment date.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

BB&T CORPORATION

Dated:	By:
Name:
Title:

Attest::
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By

Authorized Signatory

Or by

,
as Authenticating Agent

By

Authorized Officer

[Reverse Side of Note]

BB&T CORPORATION

Medium-Term Note, Series H (Subordinated)

(Global Original Issue Discount Zero Coupon Note)

This Note is one of a duly authorized issue of the Company’s unsecured, subordinated medium-term notes, Series H due nine months or more from the date of issue (herein called the “Notes”), issued or to be issued under the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture, dated as of December 23, 2003, by the Second Supplemental Indenture, dated as of September 24, 2004, and by the Third Supplemental Indenture, dated as of May 4, 2009 (as so amended, and as may be further amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association (as successor to the corporate trust business of State Street Bank and Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, including all indentures supplemental thereto, along with the Amended and Restated Officers’ Certificate and Company Order (the “Officers’ Certificate”), dated as of June 1, 2018, which amended and restated in its entirety the Officers’ Certificate and Company Order, dated as of June 30, 2017, with respect to, among other things, the establishment of the Notes, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In accordance with the Indenture and Officers’ Certificate, the Notes may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as therein provided or permitted. The Indenture does not limit the aggregate principal amount of Notes that the Company may issue.

If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (unless otherwise specified on the face hereof under “Other Terms,” expressed as percentages of the Amortized Face Amount of this Note) are set forth on the face hereof under “Redemption Terms,” unless otherwise specified on the face hereof, this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified. If less than all of the Notes of like tenor and terms are to be redeemed, the Trustee will select the Notes to be redeemed by a method that the Trustee deems fair and appropriate in accordance with the procedures of the Depositary. In the event of redemption of less than all of the principal of this Note, a new Note of this series and of like tenor and terms of an authorized denomination for the unredeemed portion of this Note will be issued in the name of the holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof, under “Redemption Terms,” this Note is not subject to any sinking fund, and the Company will not be obligated to redeem, purchase or repay this Note pursuant to a sinking fund or analogous provision or at the option of the holder.

The Company’s obligation to make any payment of principal, premium or interest on the indebtedness evidenced by the Notes, including this Note, to the extent and in the manner provided in the Indenture referred to above, is subordinate and junior in right of payment to the prior payment in full of the principal of and any premium and interest due on all Senior Indebtedness of the Company, as defined in the Indenture. As more specifically provided in the Indenture, upon any distribution of assets of the Company after any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness are entitled to receive payment in full of principal and any premium and interest due on Senior Indebtedness before the holders of the Notes, including the holder of this Note, are entitled to receive any payment on account of the principal of and any premium or interest on such Notes (except that a holder of a Note may receive payment in shares of stock in a reorganization or adjustment in certain circumstances specified in the Indenture). Certain dissolution, winding up, liquidation or reorganization events specified in the Indenture will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose. The Company may not pay principal of, or any premium or interest on, the Notes and may not acquire any Notes for cash or property other than the Company’s capital stock if (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity; and (2) such default is the subject of judicial proceedings or the Company receives written notice of such default from a representative of the holders of the Senior Indebtedness. If the Company receives a notice in accordance with the preceding sentence, a similar notice received within 360 days thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for such purpose. The Company may resume payments on the Notes, including this Note, and may acquire them when (1) such default is cured or waived or shall have ceased to exist or the Senior Indebtedness to which such default relates shall have been paid in full in cash or cash equivalents; or (2) if such default is not the subject of judicial proceedings, 120 days pass after the Company receives such written notice (subject to any other prohibitions in the Indenture on such payment or acquisition).

Each holder of indebtedness evidenced by this Note, by accepting the same, agrees to and shall be bound by the subordination provisions of the Indenture, including those summarized herein, and authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of such indebtedness and this Note and appoints the Trustee his attorney-in-fact for any and all such purposes as provided in the Indenture.

Unless otherwise specified on the face hereof, the events that constitute Events of Default with respect to this Note shall be as set forth in the Indenture. Unless otherwise specified on the face hereof, the events that constitute Acceleration Events with respect to this Note shall be as set forth in the Indenture. If an Acceleration Event with respect to the Notes shall occur and be continuing, a lesser amount than the principal amount due at the Stated Maturity may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.

The amount due and payable on this Note in the event that the principal amount hereof is declared due and payable prior to the Stated Maturity hereof or in the event that this Note is redeemed shall, unless otherwise indicated on the face hereof under “Other Terms,” be the Amortized Face Amount (as defined below) of this Note or, in the case of redemption, the specified percentage of the Amortized Face Amount of this Note on the date such payment is due and payable as determined by the Company, plus, in each case, any accrued but unpaid “qualified stated interest” payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the “Regulations”)).

The “Amortized Face Amount” of this Note shall be the amount equal to the sum of (i) the issue price (as defined below) of this Note and (ii) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of this Note) at the date as of which the Amortized Face Amount is calculated. In no event can the Amortized Face Amount exceed the principal amount of this Note due at the Stated Maturity hereof. As used in the preceding sentence, the term “issue price” means the principal amount of this Note due at the Stated Maturity hereof less the Original Issue Discount of this Note specified on the face hereof. The term “Stated Yield” of this Note means the Yield to Maturity specified on the face hereof for the period from the Original Issue Date of this Note specified on the face hereof, to the Stated Maturity hereof based on the issue price and stated redemption price at the maturity hereof.

The Indenture permits the modification of the rights and obligations of the Company and the rights of the holders of Securities Outstanding under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, although certain modifications cannot be made without the consent of the holder of each Outstanding Security affected thereby. The Indenture also permits the Company and the Trustee to modify the Indenture in certain circumstances without the consent of the holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, prior to any acceleration of the principal of the Notes, to waive any past default or Event of Default under the Indenture and its consequences, except a default under a covenant that cannot be modified without the consent of each holder of a Note affected thereby. In addition, the holders of a majority in aggregate principal amount of the Outstanding Notes may waive all defaults and rescind a declaration of acceleration of the Notes if certain conditions are satisfied. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

In determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Notes, the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof.

Subject to the rights of holders of Senior Indebtedness of the Company set forth in this Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as between the Company and a holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium on this Note at the times, place and rate, and in the coin or currency, herein prescribed or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness or shall prevent the Trustee or a holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair or affect, without the consent of a holder of this Note, the right of such holder to receive payment of the principal of and any premium on this Note on or after the respective Stated Maturities, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal (and premium, if any) of on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor and terms and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise set forth on the face hereof under “Other Terms,” the Notes are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations and of like tenor and terms of the same series, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms” as provided for or permitted in the Indenture or the Officers’ Certificate. Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture or Officers’ Certificate shall have the respective meanings assigned to them in the Indenture or Officers’ Certificate.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—                            Custodian

                                                 (Cust)                                              (Minor)

                                             under Uniform Gift to Minors Act

                                                             (State)

Additional abbreviations may be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.